EXHIBIT 10.4

STONEGATE MORTGAGE CORPORATION AMENDED AND RESTATED 2011 OMNIBUS

INCENTIVE PLAN

OPTION AGREEMENT

(Nonqualified Stock Options)

THIS OPTION AGREEMENT (this “Agreement”), dated as of the — day of May, 2013, is by and between STONEGATE MORTGAGE CORPORATION, an Ohio corporation (the “Corporation”), and [PARTICIPANT] (the “Participant”).

A. The Corporation has adopted the Stonegate Mortgage Corporation Amended and Restated 2011 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”).

B. The Corporation has determined that it is in the best interests of the Corporation to issue Nonqualified Stock Options to the Participant, upon the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein and in the Plan, the parties agree as follows:

1. Grant of Options. Subject to the terms and conditions set forth herein, in the Plan, the Corporation hereby grants to the Participant Stock Options to purchase — shares of the Corporation’s Common Stock (the “Shares”) at the exercise price of $— per Share (the “Exercise Price”), subject to adjustment in certain events as set forth in the Plan. Notwithstanding anything in this Agreement to the contrary, the grant of Stock Options hereunder is conditioned on and is only effective following the consummation of an offering by the Corporation of its common shares, par value $0.01, in reliance upon Rule 144A, Regulation S and Regulation D under the Securities Act of 1933, as amended, that generates proceeds in the amount of $50 million or more and that occurs on or before May 31, 2013 (the “Private Offering”). For purposes of this Agreement, the “Date of Grant” shall mean the consummation date of the Private Offering. If a Private Offering is not consummated on or before May 31, 2013, this Agreement will terminate and be void ab initio. The number of Shares and exercise price set forth above give effect to the adjustment pursuant to Section 3(c) of the Plan to reflect the stock dividend in connection with the Private Offering, and the number of Shares and exercise price shall not be further adjusted on account of the Private Offering.

2. Nonqualified Stock Options. The Stock Options are Nonqualified Stock Options and are not intended to qualify as “incentive stock options” under Section 422 of the Code and, as such, shall not be entitled to the benefits set forth in Section 422 of the Code.

3. Vesting and Exercise.

(a) Vesting. None of the Stock Options shall be exercisable until they have vested. Except as otherwise provided herein, the Stock Options granted hereunder shall vest, and thereby become exercisable subject to the terms and conditions set forth herein and in the Plan, in equal annual installments of 25% on each of the first through fourth anniversaries of the Date of Grant, and shall be exercisable, only to the extent vested and subject to the terms and conditions herein. The Stock Options shall cease to vest upon the occurrence of a Termination Event, subject to Section 4 below. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any unvested Stock Options.

(b) Exercise. Subject to the terms and conditions in the Plan and in this Agreement, vested Stock Options may be exercised at any time after vesting but no later than the tenth anniversary of the Date of Grant (the “Expiration Date”) on which date all unexercised Stock Options shall terminate and be forfeited to the Corporation. In order to exercise a vested Stock Option, the Participant shall provide written notice of exercise to the Corporation, attention Chairman of the Board of the Corporation, stating in that notice the date of exercise. Notwithstanding the foregoing, Stock Options granted hereunder may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, the requirements of any stock exchange with which the Shares may be listed and other applicable rules or regulations, in each case, as may be in effect on the date of exercise.

(c) Payment and Issuance of Shares. Upon exercise, the Participant shall pay the Exercise Price for such exercised Stock Options in immediately available funds or other means acceptable to the Committee on the date of exercise and the Corporation agrees to issue to the Participant the applicable number of Shares on such date. The Participant hereby acknowledges, agrees and confirms that, by executing this Agreement, the Participant will be deemed to be a party to the Amended and Restated Shareholders’ Agreement dated March 9, 2012 or its successor or replacement (the “Shareholders Agreement”), shall have all of the rights and obligations of an “Other Stockholder” thereunder and all the shares of common stock owned at any time by the Participant shall be “Common Stock” subject to the terms of the Shareholders Agreement. The Participant hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

4. Effect of Termination Event on Options. If a Participant has a Termination Event, all of the Stock Options shall be forfeited and/or exercisable as provided in the Plan.

5. Redemption Rights. If the Participant experiences a Termination Event for any reason, the Corporation shall have the option (but not the obligation), extending for one (1) year following the Termination Date, to purchase any or all of the Shares acquired upon the exercise of any of the Stock Options and any or all vested but unexercised Eligible Stock Options (as defined below) owned beneficially or of record by Participant (collectively, the “Purchased Shares”) by delivering notice to the Participant exercising this purchase option. “Eligible Stock Options” shall mean any and all vested but unexercised Stock Options for which the Fair Market Value of the Common Stock is greater than the Exercise Price. If the Corporation’s repurchase option is exercised, the Participant shall sell the Purchased Shares to the Corporation and the Corporation shall purchase the Purchased Shares from the Participant at a purchase price (the “Purchase Price”) equal to the product of (i) the number of Purchased Shares held by the Participant on the date of purchase multiplied by the (ii) the Fair Market Value of a Share as of the date written notice is delivered to Participant exercising the purchase option; provided, that, in the case of Eligible Stock Options, the Purchase Price shall equal the product of (x) the number of Eligible Stock Options held by the Participant as of the date of purchase multiplied by (y) the excess, if any, of (A) the Fair Market Value of a Share over (B) the Exercise Price of the Eligible Stock Option. Notwithstanding anything in this Agreement to the contrary, this Section 5 shall not apply on or after the date of an initial public offering pursuant to which the Corporation’s Common Stock becomes publicly traded on an established securities exchange.

6. Purchase Procedures. If the Corporation exercises its option pursuant to Section 5 above then the sale of the Purchased Shares pursuant to Section 5 shall be consummated on the date designated by the Corporation solely in its discretion (the “Closing”). The Closing shall occur at the Corporation’s Indianapolis, Indiana office. At the Closing, the Corporation shall pay all or the appropriate portion of the Purchase Price and the Participant must deliver properly endorsed stock certificates, signatures guaranteed, and all other documents that the Corporation may reasonably require for the purpose of establishing, transferring and guaranteeing absolute title to the Purchased Shares purchased, free and clear of all liens, claims or encumbrances, and obtaining the transfer of the Purchased Shares on the books of the Corporation.

7. Payment of Purchase Price. The Purchase Price shall be paid as follows: one-half ( 1/2) of the Purchase Price shall be made by certified check or wire transfer at the Closing and the balance, plus accrued and unpaid interest, shall be payable on or before the first anniversary of the date of Closing (the “Closing Date”) pursuant to the terms of a promissory note (determined in the Corporation’s discretion); provided, however, that if on the Closing Date or the first anniversary thereof the funds of the Corporation legally available to redeem the Purchased Shares are insufficient to redeem the total number of Purchased Shares to be redeemed on such date, the Corporation will use those funds which are legally available therefor to redeem the maximum possible number of Purchased Shares and at any time after such date when additional funds of the Corporation are legally available for the redemption of the Purchased Shares, such funds will immediately be used to redeem the balance of the Purchased Shares. In addition, any unpaid portion of the Purchase Price may be repaid or pre-paid by the Corporation at any time and from time to time without penalty. The Corporation may assign its rights under Section 7 of this Agreement to one or more of its affiliates.

8. Representations and Warranties. The Participant represents and warrants to the Corporation that the Participant: (a) has received and carefully reviewed copies of the Plan and, to the extent applicable, the Shareholders Agreement; (b) understands that (i) pursuant to the Plan, no Stock Option or right thereunder may be assigned, encumbered or transferred other than as set forth in the Plan, and (ii) pursuant to the Shareholders Agreement there are substantial restrictions on transfer of the Shares issuable upon exercise of the Stock Options; (c) understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and that, therefore, the Shares may not be sold, pledged or transferred without registration under the Securities Act and any applicable state securities laws or an exemption therefrom (and understands that the Corporation has no obligation to register the Shares); (d) will acquire the Shares solely for his or her own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (e) understands that the certificate or certificates representing the Shares will bear a legend substantially to the effect set forth in the this Agreement.

9. Plan Controlling. The Participant agrees that, except to the extent set forth herein, all of the terms and conditions of the Stock Options are contained in the Plan and there are no other agreements, written or oral, with respect thereto. The Participant agrees that the Plan is incorporated herein by reference. This Agreement and its terms, conditions and provisions shall be subject to interpretation by the Board, whose interpretation shall be final, conclusive and binding on the Participant. All capitalized terms used herein have the meanings given to them in the Plan, unless otherwise defined herein. The Participant acknowledges that the Participant has received a copy of the Plan and that to the extent the Participant needs an additional copy of the Plan one can be obtained at any time by contacting the Chairman of the Board.

10. Miscellaneous.

(a) Governing Law. This Agreement shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code, without regard to conflict of laws principles thereof.

(b) Notices. All notices or other communications required or permitted under the terms of this Agreement must be in writing (except as otherwise specifically provided herein) and must be given by personal delivery, by express delivery service or by certified or registered U.S. mail, postage prepaid, return receipt requested. Notice to the Corporation must be addressed to the principal office of the Corporation or to any other address as the Corporation has subsequently furnished in writing to the Participant for that purpose, Attention Chairman of the Board. Notices to the Participant must be addressed to the Participant’s current addresses appearing on the books and records of the Corporation.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d) Venue. The Participant understands and acknowledges the Corporation’s desire and need to defend any litigation against it in Indiana. Accordingly, the parties agree that any claim brought by the Participant against the Corporation or any of its employees, consultants or agents must be maintained only in the state or federal courts sitting in Indianapolis, Indiana. The Participant further understands and acknowledges that in the event the Corporation initiates litigation against the Participant, the Corporation may need to prosecute such litigation in the Participant’s forum state, in the State of Indiana, or in such other state where the Participant is subject to personal jurisdiction.

(e) Severable. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

(f) No Legal Business or Tax Advice. The Participant acknowledges that the Participant does not construe the contents of this Agreement or the Plan or any other information (whether written or oral) provided to the Participant as legal, business or tax advice. The Participant represents and warrants that the Participant has had the opportunity to consult the Participant’s personal legal counsel, accountant and other advisors as to legal, tax, economic and related matters regarding this Agreement and the Plan and/or an investment in the Shares and their suitability for the Participant.

(g) No Right to Continued Employment. Neither anything in the Plan or this Agreement, nor receipt of the Stock Options or the Shares, shall be deemed to create any right of the Participant to continue in employment with the Corporation or affect the right of the Corporation to terminate the employment of the Participant at any time, with or without, cause.

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IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed and delivered as of the date first written above.

“Corporation” STONEGATE MORTGAGE CORPORATION

By:

“Participant”

[Participant]